Exhibit 10.2

*Portions of this exhibit have been excluded because it is both (i) not material and (ii) the type of information that the Registrant both customarily and actually treats as private and confidential.

TACNA Services, Inc.

MANUFACTURING SERVICE AGREEMENT

Client: Outset Medical

ANNEX "A"

(Service Fee Schedule)

Effective February 12, 2024

Number of Employees	Total Paid Hours	Weekly Fee Per Paid Hour ($/Hour)
0 - 100	0 – 4,800	$[***]
101 - 200	4,801 – 9,600	$[***]
201 - 300	9,601 – 14,000	$[***]
301 - 400	14,001 – 19,200	$[***]
401 - 500	19,201 – 24,000	$[***]
501 -600	24,001 – 28,800	$[***]
601 - 700	28,801 – 33,600	$[***]

Prices are increased annually based on changes in San Diego CPI for the most recent 12 months published as of the November preceding the change with the next change effective January 1, 2025

This serves as an amendment to the Manufacturing Services Agreement ("MSA") between Outset Medical, Inc ("Outset"). and TACNA Services, Inc. ("TACNA"). In the coming years Outset anticipates growth to over [***] people ([***] weekly hours) and beyond in its Mexico operation. With such growth TACNA and Outset have agreed to lower pricing associated with higher tiers of growth in exchange for increasing the defined contact term through a minimum of February 12, 2027, after which the 120-day notice clause of article B.15 of that contract provision shall apply.

Outset agrees to meet with TACNA as needed to confidentially review cash flows, the path to profitability, and accumulated severance risk as needed, but no less frequently than annually.

Agreed to among the Parties by signing below using facsimile signatures:

TACNA SERVICES, INC. Outset Medical, Inc.

By: By:

/s/ Ross Baldwin /s/ Kulwant Sandhu

Ross K. Baldwin Print Name: Kulwant Sandhu

President Title: VP, Integrated Supply Chain

Dated: 2/21/2024 Dated: 2/15/2024